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                                                                 EXHIBIT 10.21.6
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                                                                 Non-Competition

                                 PAETEC CORP.

                      NONQUALIFIED STOCK OPTION AGREEMENT



     This sets forth the terms of the NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") entered into as of the ______ day of _________, ____ ("Effective Date"), by and between PAETEC CORP. ("Company") and ________________, an employee of the Company or one of its subsidiaries ("Optionee").

                                 TERMS
                                 -----

          1.  Definition of Terms.  For purposes of this Agreement, all defined
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terms, as indicated by the capitalization of the first letter of such term, shall have the meanings specified in the PaeTec Corp. 1998 Incentive Compensation Plan ("Plan") to the extent not specified in this Agreement.

          2.  Grant of Option.  Pursuant to the Plan and subject to the terms
              ---------------
and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the option to purchase from the Company all or any part of an aggregate
of           shares of Class A Common Stock, at a purchase price of $      per
  ----------                                                         ------
share. The Option Rights granted pursuant to this Agreement are not intended to qualify as Incentive Stock Options.

          3.  Expiration Date and the Vesting Start Date.  The Option Rights
              ------------------------------------------
granted pursuant to this Agreement shall expire on              ,        [insert
                                                   -------------  -- ----
date that is ten years from Vesting Start Date], unless sooner terminated or canceled under the provisions of Paragraphs 6 or 8 below. The Vesting Start Date
shall be           ,       [insert date of initial grant of option being
        -----------  ------
exchanged].

          4.  Exercise of Option.
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          (a) The Optionee, provided the Optionee has remained in the continuous employ of the Company or one of its subsidiaries from the Vesting Start Date, may exercise the Option Rights granted under this Agreement during the periods described below, for the acquisition of the number of shares of Common Stock stated.

          (i) All or any part of 25 percent of the Option Rights granted under this Agreement may be purchased at any time during the period that begins on the first anniversary of the Vesting Start Date and ends on the tenth anniversary of the Vesting Start Date;
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                                                                 Non-Competition

          (ii) All or any part of an additional 25 percent of the Option Rights granted under this Agreement may be purchased at any time during the period that begins on the second anniversary of the Vesting Start Date and ends on the tenth anniversary of the Vesting Start Date;

          (iii) All or any part of an additional 25 percent of the Option Rights granted under this Agreement may be purchased at any time during the period that begins on the third anniversary of the Vesting Start Date and ends on the tenth anniversary of the Vesting Start Date; and

          (iv) All or any part of the remaining 25 percent of the Option Rights granted under this Agreement may be purchased at any time during the period that begins on the fourth anniversary of the Vesting Start Date and ends on the tenth anniversary of the Vesting Start Date.

          (b) If an anniversary described in (a) above occurs on a date that is not a normal business day of the Company, the anniversary shall be deemed to occur on the next ensuing normal business day of the Company.

          5.  Manner of Exercise.
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          (a) Option Rights may be exercised on or after the applicable exercise date and prior to the expiration date (or earlier termination or cancellation date) at any time, and may be exercised in whole or in part as to the shares of Common Stock then available for purchase.

          (b) Option Rights may be exercised only to acquire whole shares of Common Stock. No fractional shares shall be issued, and an exercise that would otherwise result in the issuance of fractional shares shall be disregarded to the extent of the fraction.

          (c) Option Rights shall be exercised by delivery to the Committee (or its designee), in person or by certified mail, return receipt requested, the following:

              (i) A written notice containing a reference to this Agreement and a statement of the number of shares of Common Stock with respect to which Option Rights are being exercised.

              (ii) Subject to the approval of the Committee, cash in an amount equal to the purchase price for such shares, or shares of Common Stock having an aggregate fair market value, as of the date of exercise, equal to such purchase price, or a combination of cash and shares of Common Stock.

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                                                                 Non-Competition

               (iii)  Such additional documents as the Committee may require.

          6.  Termination or Resignation of Employment.  Following the
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Optionee's termination or resignation of employment with the Company or one of its subsidiaries (other than by reason of the Optionee's death or disability), the Optionee may exercise Option Rights granted under this Agreement, to the extent the Optionee is entitled to do so on the date of exercise, for a period that ends on the later of (a) 30 days after the date of the Optionee's termination or resignation of employment or (b) 30 days after the end of the period during which the non-competition covenant is in effect pursuant to Paragraph 8. Following the Optionee's termination of employment with the Company or one of its subsidiaries as a result of the Optionee's death or disability, the Optionee (or the Optionee's legal representative) may exercise Option Rights granted under this Agreement, to the extent the Optionee is entitled to do so on the date of termination, for a period of 12 months following the date of the Optionee's termination of employment. Notwithstanding the foregoing of this Paragraph 6, no Option Rights granted under this Agreement may be exercised later than the expiration date described in Paragraph 3.

          7.  Assignment or Transfer.  Option Rights granted pursuant to this
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Agreement shall be exercisable only by the Optionee (or the Optionee's duly appointed guardian or legal representative) during the Optionee's lifetime and may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any other way, except by will or the laws of descent and distribution, and shall not be subject to execution, attachment, garnishment or similar process. All unexercised Option Rights granted under this Agreement shall be canceled automatically upon any such assignment, transfer, attachment, etc. The foregoing shall not preclude the exercise of Option Rights after the Optionee's death.

          8.  Non-Competition.
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          (a) For a period of one year after termination or resignation of the
Optionee's employment with the Company or one of its subsidiaries (regardless of the reason for termination), the Optionee shall not, directly or indirectly:

              (i) solicit or serve clients or customers of the Company or any affiliate of the Company (including any subsidiary), whether for the Optionee's own account or as an employee, shareholder, partner, officer, member, manager, director, consultant, or other representative of any third party;

              (ii) direct any business from, or enter into competition with, the Company or any affiliate of the Company (including any subsidiary) in any line of business

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                                                                 Non-Competition

and in any geographic region in which the Company or such affiliate then is conducting operations; or

              (iii) serve as an employee, shareholder, partner, officer, member, manager, director, consultant or other representative of a third party which engages in any line of business competitive with the Company or any affiliate of the Company (including any subsidiary) anywhere in the world.

The Optionee acknowledges that the foregoing limitations are reasonable in time and scope and agrees not to raise any objection to the reasonableness of the foregoing in any action or proceeding to enforce the terms of this paragraph.

          (b) As consideration for the non-competition covenant set forth in subparagraph (a) above, the Company agrees that, if the Optionee's employment is terminated by the Company or one of its subsidiaries without Cause, the Company or the subsidiary shall pay the Optionee or the Optionee's personal representative during the one-year period in which the covenant is in effect an amount equal to the annualized base salary paid to the Optionee immediately prior to termination of the Optionee's employment. Payment shall be made in accordance with the Company's or subsidiary's customary payroll practices. Continued payment of the Optionee's base salary under this subparagraph (b) shall not be made if termination of the Optionee's employment is due to the Optionee's death, disability, voluntary resignation or withdrawal or termination for "Cause" (as defined below).

          (c) As additional consideration for the non-competition covenant set forth in subparagraph (a) above, the Company agrees that (i) in the event the Optionee's employment terminates due to the death or disability of the Optionee or is terminated by the Company or one of its subsidiaries without Cause, the one-year period during which the non-competition covenant is to be in effect shall be counted as a year of employment with the Company for purposes of determining the number of Shares that may be acquired by an exercise of the Option Rights granted pursuant to this Agreement and (ii) in the event the Optionee's employment is terminated by the Company or one of its subsidiaries for Cause or terminates due to the voluntary resignation or withdrawal of the Optionee, the Company shall have the option of (A) waiving the non-competition covenant set forth in subparagraph (a) above, or (B) counting the one-year period during which the non-competition covenant is to be in effect as a year of employment for purposes of determining the number of Shares that may be acquired by an exercise of the Option Rights granted pursuant to this Agreement.

          (d) Should the Optionee violate the terms of the non-competition covenant set forth in subparagraph (a), the Company, in addition to any other remedies available under law, may (i) discontinue any payments being made to the Optionee pursuant to subparagraph (b) hereof and (ii) terminate Option Rights with respect to any additional Shares

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                                                                 Non-Competition

that could have been acquired by the Optionee if the one-year period of the non-competition covenant was counted as an additional year of employment pursuant to the terms of subparagraph (c) hereof.

          (e) For purposes of this Paragraph 8, termination for "Cause" shall mean termination of the Optionee's employment with the Company or one of its subsidiaries due to: (i) material failure or refusal to perform the duties assigned to the Optionee, (ii) refusal of the Optionee to follow the reasonable directives of the Board of Directors or Chief Executive Officer of the Company or one of its subsidiaries, (iii) conviction of a felony, (iv) misappropriation of any funds or property of the Company or any affiliate of the Company (including any subsidiary), or (v) commission of any act which could materially injure the business or reputation of, or materially adversely affect the interests of Company or any affiliate of the Company (including any subsidiary).

          (f) The Optionee acknowledges that his/her services are unique and extraordinary and are not readily replaceable, and hereby expressly agrees that, in the event of a violation of the non-competition covenant set forth in subparagraph (a), the Company and its affiliates (including any subsidiary) will be irreparably harmed and the remedy of damages or other remedy at law will be inadequate. Therefore, the Optionee agrees that, in the event of a threatened or actual violation of the non-competition covenant, the Company shall be entitled to obtain from any court of competent jurisdiction, an injunction restraining the Optionee from committing the violation, without the necessity of proving actual damage and in addition to any other relief available under this Agreement or at law.

          (g) Notwithstanding the foregoing of this Paragraph 8, the payment of the Optionee's annualized base salary pursuant to subparagraph (b) will cease if such payment would duplicate continued salary payments provided pursuant to any prior or subsequent agreement of any kind between the Option and the Company or one of its subsidiaries.

          9.  No Right To Continued Employment.  This Agreement shall not confer
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upon the Optionee any right to continued employment with the Company or any of its subsidiaries nor shall it interfere, in any way, with the right of the Company to modify the Optionee's compensation, duties, and responsibilities, or the Company's authority to terminate the Optionee's employment.

          10.  No Rights as a Shareholder.  The granting of Option Rights shall
               --------------------------
not confer upon the Optionee any rights as an owner of shares of Common Stock until the Optionee exercises Option Rights and the Company issues stock certificate(s) to the Optionee.

          11.  Withholding.  The Company shall have the right to deduct any sums
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that federal, state or local tax laws require to be withheld upon the grant or exercise of Option

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                                                                 Non-Competition

Rights. In the alternative, the Committee may require as a condition to either granting Option Rights or issuing shares of Common Stock that the Optionee (or other person exercising Option Rights) pay to the Company for deposit with the appropriate taxing authority, any amounts that federal, state or local tax laws require to be withheld.

          12.  Notices.  All notices and communications under this Agreement
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shall be in writing and shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the residence of the Optionee and to the principal office of the Company, or such other address as may be designated by the Company or the Optionee. Notice shall be deemed given upon personal delivery or upon receipt.

          13.  Successors and Assigns.  This Agreement shall be binding upon and
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shall inure to the benefit of the successors and assigns of the Company, and the heirs, successors and assigns of the Optionee.

          14.    Governing Law.  This Agreement shall be construed in accordance
                 -------------
with the laws of the State of New York. The Optionee agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee with respect to any questions that may arise under the Plan and this Agreement.

          15.  Acknowledgments by Optionee.  Optionee acknowledges that he/she
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has been advised, and that he/she understands, that:

               (a) Option Rights and any shares issued pursuant to the exercise of Option Rights have not been registered under the Securities Act of 1933;

               (b) the grant of Option Rights and the issuance of any shares pursuant to the exercise of Option Rights may be subject to, or may become subject to, applicable reporting, disclosure and holding period restrictions imposed by Rule 144 under the Securities Act of 1933 ("Rule 144") and Section 16 of the Securities Exchange Act of 1934 ("Section 16");

               (c) pursuant to Rule 144, Optionee may have to hold any shares issued for a period of one year from the option exercise date; and

               (d) shares acquired could be subject to Section 16(a) reporting requirements as well as the short swing trading prohibition contained in Section 16(b) which precludes any profit taking with respect to any stock transactions which occur within any six-month period. The Optionee further acknowledges receipt of a copy of the Plan.

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                                                                 Non-Competition

          The Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has executed this Agreement, both as of the day and year first written above.

                              PAETEC CORP.

                              By:
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                              Title:
                                    ---------------------------



                              OPTIONEE



                              ---------------------------------
                              Employee

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